Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 14, 2010, with respect to the consolidated balance sheet of NorthStar Income Opportunity REIT I, Inc. and its subsidiaries contained in the Registration Statement and Preliminary Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
New York, New York
September 9, 2010